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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-62787); Registration Statement on Form S-4 (No. 333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553, 333-10389, 333-17891, and 333-36339) of AirTouch
Communications, Inc. of our report dated February 16, 1996, relating to the consolidated financial statements and schedule of Cellular Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995.



/s/ Ernst & Young LLP

New York, New York
March 20, 1998